SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2019

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, PACCAR announced that its Board of Directors had elected R. Preston Feight, age 51, as chief executive officer (CEO) effective July 1, 2019. Mr. Feight was also elected as a member of the Board of Directors effective on the same date. Mr. Feight is currently executive vice president of PACCAR. Ronald E. Armstrong, currently CEO, will retire from PACCAR and its Board of Directors on June 30, 2019.

As CEO, Mr. Feight will receive an annual salary of $1.2 million and will be eligible for annual variable compensation.

Mr. Feight has been with PACCAR for twenty-one years with leadership roles as President of DAF Trucks, Vice President and General Manager of Kenworth Truck Company as well as Assistant General Manager Sales and Marketing and Chief Engineer at Kenworth. He earned a B.S. degree in Mechanical Engineering from Northern Arizona University and an M.S. degree in Engineering Management from the University of Colorado.

There are no arrangements or understandings between Mr. Feight and any other persons pursuant to which he was appointed Chief Executive Officer and elected as a member of the Board of Directors. There are also no family relationships between Mr. Feight and any director or executive officer of PACCAR and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Financial Statements and Exhibits

On April 18, 2019, PACCAR issued a press release announcing the appointment of Mr. Feight and the retirement of Mr. Armstrong attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

99.1	Press release of the Registrant, dated April 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 19, 2019	By:	/s/ D. S. Grandstaff
D. S. Grandstaff
Vice President and General Counsel